UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite M Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Lawrence I. Washor Washor & Associates 21800 Oxnard Street, Suite 790 Woodland Hills, CA 91367 (310) 479-2660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

The following unaudited financial information is provided in reference to the Registrant’s merger (the “Merger”) that took place on August 13, 2015, as disclosed in the Registrant’s Current Report filed on Form 8-K August 18, 2015 herewith incorporated by reference.

(a)	Financial Statements of Business Acquired.

The following financial statements comprise the unaudited balance sheets of RoxSan Pharmacy, Inc. (“RoxSan”) as of December 31, 2014 and December 31, 2013, and the unaudited balance sheet of RoxSan as of June 30, 2015, before the Merger occurred on August 13, 2015, and also comprise the unaudited statements of income, stockholder's equity, and cash flows of RoxSan for the years ended December 31, 2014 and December 31, 2013, and unaudited for the six months ended June 30, 2015, before the Merger occurred on August 13, 2015.

ROXSAN PHARMACY, INC.
BALANCE SHEETS
(Unaudited)

	June 30, 2015	December 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$9,808,064	$8,041,681	$3,320,567
Trade receivables, net	6,057,090	4,998,752	4,377,823
Income tax refunds receivable	1,152	1,167	120,742
Inventory	913,835	913,835	1,087,867
Employee advances	1,664	4,650	––
Notes and loans receivable	––	––	1,081,582
Prepaid expenses	14,256	7,761	1,202,171
Total current assets	16,796,061	13,967,845	11,190,752

Property and equipment, net	128,548	149,739	175,879

Other assets
Security deposits	22,000	33,250	22,000
Total other assets	22,000	33,250	22,000

TOTAL ASSETS	$16,946,609	$14,150,835	$11,388,631

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,740,413	$1,664,727	$2,480,471
Insurance claims payable	––	––	1,018,536
Income taxes payable	––	––	44,122
Sales tax payable	2,904	832	1,057
Pension contribution payable	––	––	194,000
Notes and loans payable	943,298	6,756	281,365
Total current liabilities	2,686,615	1,672,315	4,019,551
Total liabilities	2,686,615	1,672,315	4,019,551

Stockholder's equity
Common stock, 25,000 shares authorized, $1 par, 100 shares issued and outstanding as of June 30, 2015, and December 31, 2014 and 2013	100	100	100
Additional paid in capital	9,900	9,900	9,900
Retained earnings	14,249,994	12,468,520	7,359,080
Total stockholder's equity	14,259,994	12,478,520	7,369,080

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$16,946,609	$14,150,835	$11,388,631

The accompanying notes are an integral part of these unaudited financial statements

ROXSAN PHARMACY, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For the six months ended	For the twelve months ended
	June 30, 2015	December 31, 2014	December 31, 2013

Revenue	$17,193,284	$40,773,648	$53,155,726
Cost of sales	10,908,273	18,128,261	19,001,107

Gross profit	6,285,011	22,645,388	34,154,619

Marketing and sales expenses	2,228,168	10,187,527	17,203,291
General and administrative expenses	1,244,236	2,874,710	2,520,590

Operating income	2,812,607	9,583,150	14,430,738

Other income (expenses)
Gain on sale of asset	––	––	92,019
Interest income	4,502	3,733	40,075
Interest expense	(16,161)	(11,203)	(8,564)
Total other income (expenses)	(11,659)	(7,470)	123,530

Net income before extraordinary items	2,800,948	9,575,681	14,554,268

Loss on insurance claims	––	––	(1,018,536)

Net income before income tax expense	2,800,948	9,575,681	13,535,732

Income tax expense	(53,346)	(211,016)	(127,639)

Net income	$2,747,602	$9,364,664	$13,408,093

Net income per share, basic and diluted	$27,476	$93,647	$134,081

Weighted average shares, basic and diluted	100	100	100

The accompanying notes are an integral part of these unaudited financial statements

ROXSAN PHARMACY
STATEMENT OF STOCKHOLDER’S EQUITY
FROM JANUARY 1, 2013 TO JUNE 30, 2015
(Unaudited)

	COMMON STOCK		PAID IN	RETAINED
	SHARES	AMOUNT	CAPITAL	EARNINGS	TOTAL

Balance, January 1, 2013	100	$100	$9,900	$5,913,630	$5,923,630

Net income				13,408,093	13,408,093

Stockholder distributions				(11,962,643)	(11,962,643)

Balance, December 31, 2013	100	100	9,900	7,359,080	7,369,080

Net income				9,364,664	9,364,664

Stockholder distributions				(4,255,225)	(4,255,225)

Balance, December 31, 2014	100	100	9,900	12,468,520	12,478,520

Net income				2,747,602	2,747,602

Stockholder distributions				(966,127)	(966,127)

Balance, June 30, 2015	100	$100	$9,900	$14,249,994	$14,259,994

The accompanying notes are an integral part of these unaudited financial statements

ROXSAN PHARMACY, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the six months ended	For the twelve months ended
	June 30, 2015	December 31, 2014	December 31, 2013

Cash flows from operations:
Net income	$2,747,602	$9,364,664	$13,408,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	22,956	42,726	30,587
Allowance for doubtful accounts	638,000	228,000	(29,000)
Changes in operating assets and liabilities:
Increase in trade and other receivables	(13,455,755)	(728,755)	(253,134)
(Increase) decrease in inventory	––	174,032	(23,036)
(Increase) decrease in prepaid expenses	(6,496)	1,193,813	(847,659)
(Increase) in employee advances	2,986	(4,650)	––
(Increase) decrease in related party receivables	––	1,081,582	(350,387)
Increase (decrease) in other assets	11,250	(11,250)	––
Increase (decrease) in accounts payable and accrued expenses	75,970	(860,092)	1,762,870
Increase (decrease) in insurance claims payable	––	(1,018,536)	1,018,536
Increase (decrease) in unearned revenue	11,761,219	––	––
Decrease in pension contribution payable	––	(194,000)	(430,600)
Net cash provided by operating activities	1,797,732	9,267,534	14,286,270

Cash flows from investing activities:
Purchase of pharmacy equipment	(1,765)	(16,586)	(52,210)
Net cash (used in) investing activities	(1,765)	(16,586)	(52,210)

Cash flows from financing activities:
Proceeds from notes payable	3,586,543	4,082,318	2,159,715
Repayment of notes payable	(2,650,00)	(4,356,927)	(1,878,350)
Stockholder distributions	(966,127)	(4,255,225)	(11,962,643)
Net cash (used in) financing activities	(29,584)	(4,529,834)	(11,681,278)

Net increase (decrease) in cash	1,766,383	4,721,114	2,552,782

Cash - beginning of period	8,041,681	3,320,567	767,785

Cash - end of period	$9,808,064	$8,041,681	$3,320,567

NON-CASH ACTIVITIES	$––	$––	$––

SUPPLEMENTAL INFORMATION
Interest paid	$16,161	$11,203	$8,564
Income taxes paid	$53,346	$211,016	$127,639

The accompanying notes are an integral part of these unaudited financial statements

ROXSAN PHARMACY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2015 AND DECEMBER 31, 2014 AND 2013

NOTE 1: NATURE OF BUSINESS

RoxSan Pharmacy, Inc. (the “Company”) was incorporated on February 16, 1996 in the state of California, and is located in Beverly Hills, California. The Company has the following two business segments: Retail Pharmacy Services and Corporate.

Retail Pharmacy Services (RPS)

The RPS provides a full range of pharmacy services including retail, compounding and fertility medications.

The RPS generates net revenues primarily by dispensing prescription drugs, both through local channels by direct delivery as well as mail order. The RPS also sells a wide assortment of general merchandise, including over-the-counter drugs, beauty products and cosmetics, seasonal merchandise and convenience foods, through the Company’s pharmacy.

The pharmacy is fully licensed and qualified to conduct business in over 39 US States.

Corporate

The Corporate Segment provides management and administrative services to support the Company. The Corporate Segment consists of certain aspects of the Company’s executive management, corporate relations, legal, compliance, human resources, and corporate information technology and finance departments.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2:

Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3:

Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions about risk.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and temporary investments with maturities of three months or less when purchased. As at June 30, 2015, December 31, 2014, and December 31, 2013, the Company had no cash equivalents.

Accounts Receivable

Accounts receivable are stated net of an allowance for doubtful accounts. The allowance against gross trade receivables reflects the best estimate of probable losses determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information. Charges to bad debt are based on both historical write-offs and specifically identified receivables.

Inventory

Inventory is stated at the lower of cost or market. Prescription drug inventories are accounted for using the weighted average cost method. Front store inventories in the RPS stores are accounted for on a first-in, first-out basis using the retail inventory method. Physical inventory counts are taken on a regular basis and a continuous cycle count process is the primary procedure used to validate the inventory balances on hand to ensure that the amounts reflected in the accompanying financial statements are properly stated.

Comprehensive Income

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2015, December 31, 2014, and December 31, 2013, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Revenue Recognition

Revenue is recognized when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

The Retail Pharmacy Segment recognizes revenue at the time the customer takes possession of the merchandise. Customer returns are not material. Sales taxes are not included in revenue.

Management has determined that the collection of certain revenues relating to 2015 workers' compensation insurance claims in the retail value of $11,761,219 cannot be reasonably assured.  As a result, this revenue has been recorded as unearned until such time as collection can be reasonably assured.

Property and Equipment

Property and equipment is comprised of office and computer equipment and software, furniture and fixtures, leasehold improvements, and vehicles, recorded at cost and depreciated using the double declining balance method over the estimated useful lives of 5 to 7 years. Repairs and maintenance costs are charged directly to expense as incurred. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated. Application development stage costs for significant internally developed software projects are capitalized and depreciated.

Goodwill and other Indefinitely-lived assets

Goodwill and other indefinitely-lived assets are not amortized, but are subject to impairment reviews annually, or more frequently if necessary.

Impairment of Long-Lived Assets

The Company groups and evaluates fixed and finite-lived intangible assets for impairment at the lowest level at which individual cash flows can be identified, whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If indicators of impairment are present, the Company first compares the carrying amount of the asset group to the estimated future cash flows associated with the asset group (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group’s estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset group’s carrying value that exceeds the asset group’s estimated future cash flows (discounted and with interest charges).

Income Taxes

The Company has received subchapter S corporation status from the Internal Revenue Service.  As a result, the Company’s net income or losses flow through to the Company’s sole shareholder, who recognizes all income from the Company on a personal tax basis. Estimated tax liabilities are computed solely for the any future state tax consequences.

Recently Adopted Accounting Standards:

The Company evaluates the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board (“FASB”), the US Securities and Exchange Commission (“SEC”), and the Emerging Issues Task Force (“EITF”), to determine the impact of new pronouncements on US GAAP and the impact on the Company. The Company has recently adopted the following new accounting standards:

Adopted:

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. The adoption of this update did not have a material impact on its consolidated financial statements.

In July 2013, the FASB issued ASU No 2013-11, Presentation of an Unrecognized Tax Benefit When Net Operating Loss Carryforward Exists.  The objective of ASU 2013-11 is to reduce diversity in practice by providing guidance on the presentation of unrecognized tax benefits, and will better reflect the manner in which an entity would settle at the reporting date any additional income taxes that would result from the disallowance of a tax position when net operating loss carryforwards, similar tax losses, or tax credit carryforwards exist. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013, and interim reporting periods therein. Early adoption is permitted. The adoption of this update did not have a material impact on its consolidated financial statements.

Not Yet Adopted:

In April 2014, the FASB issued ASU No. 2014-08 Presentation of Financial Statements (Top 205): Reporting Discontinued Operations and Disclosure of Disposals of Components of an Entity.  The objective of ASU No. 2014-08 is to clarify the criteria for determining which disposals can be presented as discontinued operations and also modifies related disclosure requirements. The standard is required to be adopted by public business entities in annual periods beginning on or after December 15, 2014, and interim periods within those annual periods.  Early adoption is permitted for new disposals beginning in the first quarter of 2014, provided financial statements have not been issued before the release of this standard. The Company is evaluating the effect, if any, adoption of ASU No. 2014-08 will have on its consolidated financial statements.

In January 2015, the FASB issued ASU 2015-01 Income Statement—Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities. The Company is evaluating the effect, if any, adoption of ASU No. 2015-01 will have on its consolidated financial statements.

Recently Issued Accounting Standards Updates:

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries. None of the updates are expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

NOTE 3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	June 30, 2015	December 31, 2014	December 31, 2013
Insurance claims receivable	$17,729,686	$4,253,368	$4,247,761
Customer receivable	398,744	345,955	175,624
Nursing home receivable	––	47,191	50,437
Rebates receivable	651,879	676,238	––
Total accounts receivable	18,780,309	5,322,752	4,473,822
Less: Unearned income	(11,761,219)	––	––
Allowance for doubtful accounts	(962,000)	(324,000)	(96,000)
Accounts receivable, net	$6,057,090	$4,998,752	$4,377,822

As of June 30, 2015, December 31, 2014, and December 31, 2013, respectively, the Company was owed $17,729,686, $4,253,368 and $4,247,761 related to insurance claims submitted, for which payment has not yet been received.

The Company maintains house accounts receivable and nursing home receivable for certain preferred customers, for which the Company provides monthly invoices to and receives regular payments on.  As of June 30, 2015, December 31, 2014, and December 31, 2013, respectively, $398,744, $345,955 and $175,624, was owed from house accounts receivable, and $0, $47,191 and $50,437 was owed from nursing homes.

During 2013, the Company sold the nursing home segment of its business to a third-party.  In accordance with the agreement between the parties, any existing nursing home receivables remain with the Company.  Management has determined that these receivable are uncollectible, and $47,191 has been charged off.

As of June 30, 2015, the Company was owed $11,761,219 related to workers' compensation claims, for which collectability cannot be reasonably assured.  As a result, $11,761,219 has been recorded as unearned revenue, to be recognized as earned when received, or when collectability can be reasonably assured.

Allowances for doubtful accounts have been estimated as follows:

		June 30, 2015	December 31, 2014	December 31, 2013
Insurance claims receivable	15%	$895,000	$213,000	$40,000
Customer receivable	10-20%	67,000	69,000	18,000
Nursing home receivable	75-90%	––	42,000	38,000
Total allowance for doubtful accounts		$962,000	$324,000	$96,000

As of June 30, 2015, December 31, 2014, and December 31, 2013, respectively, accounts receivable, net of allowances for doubtful accounts, was $6,057,090, $4,998,752 and $4,377,822.

NOTE 4. NOTES AND LOANS RECEIVABLE

Notes and loans receivable consists of the following:

	June 30, 2015	December 31, 2014	December 31, 2013
Notes receivable	$––	$––	$1,000,000
Loans receivable	––	––	35,000
Sub-total	––	––	1,035,000
Accrued interest	––	––	46,582
Total notes and loans receivable	$––	$––	$1,081,582

On October 2, 2012, the Company loaned Hootan Melamed $450,000, for which a promissory note was issued to the Company.  The promissory note bore interest at a rate of 5% per annum and was payable upon demand. On October 22, 2012, an additional $100,000 was loaned to Mr. Melamed, and the promissory note was modified to increase the principal amount to $550,000. Monthly repayments of $45,833 in principal and $2.834 in interest were made in the form of marketing services, and no further interest accrued on the principal after December 31, 2013. As of December 31, 2014, the note had been paid in full.

On June 10, 2013, the Company loaned Henry Melamed $450,000, for which a promissory note was issued to the Company.  The promissory note bears interest at a rate of 5% per annum and is payable upon demand. As of December 31, 2014, the note had been paid in full.

A cash loan in the amount of $35,000 was made to an affiliate for the purpose of overhead advances.  The loan was interest-free, and payable upon demand.  As of December 31, 2014, the note had been paid in full.

NOTE 5. PREPAID EXPENSES

Prepaid expenses consist of the following:

	June 30, 2015	December 31, 2014	December 31, 2013
Purchases	$––	$––	$1,099,503
Insurance	14,256	7,761	20,534
Income taxes	––	––	81,536
Repairs	––	––	598
Total prepaid expenses	$14,256	$7,761	$1,202,171

During the six months ended June 30, 2015, and the years ended December 31, 2014, and December 31, 2013, the Company made advance payments for certain purchases, insurance premiums, and other costs, which were subsequently expensed in the month in which the expense was incurred. As of June 30, 2015, December 31, 2014, and  December 31, 2013, respectively, there was $14,256, $7,761 and $1,202,171 in prepaid expenses.

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30, 2015	December 31, 2014	December 31, 2013
Computers and office equipment	$85,917	$84.152	$73,565
Furniture and fixtures	74,595	74,595	74,595
Leasehold improvements	123,121	123,121	123,121
Software	28,335	28,335	22,335
Trucks and automobiles	21,106	21,106	21,106
Sub-total	333,074	331.309	314,722
Accumulated depreciation	(204,526)	(181,570)	(138,844)
Property and equipment, net	$128,548	$149,739	$175,878

Depreciation expense for the six months ended June 30, 2015, and the years ended December 31, 2014, and 2013 was $22,956, $42,726 and $30,587, respectively.

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consists of the following:

	June 30, 2015	December 31, 2014	December 31, 2013
Trade payables	$1,655,659	$1,628,671	$2,380,352
Accrued payroll	84,754	36,056	100,119
Total	$1,740,413	$1,664,727	$2,480,471

NOTE 8. INSURANCE CLAIMS PAYABLE

During 2013, one of the Company’s affiliated insurance companies conducted an audit of the 2012 and 2013 insurance claims submitted by the Company for payment.  As a result of this audit, it was determined that certain insurance claims totaling $1,018,536 paid to the Company in 2013 were disallowed.  The Company made installment payments of $200,000 each commencing in February 2014, and as of December 31, 2013, the disallowed claim overpayment has been paid in full.

NOTE 9. NOTES AND LOANS PAYABLE

The Company maintains a line of credit for $1,000,000 with Wells Fargo Bank, which is drawn upon periodically for short-term overhead advances.  All principal advances bear interest at a rate of 5% per annum.

	June 30, 2015	December 31, 2014	December 31, 2013
Beginning balance	$6,755	$281,364	$––
Advances	3,586,543	4,082,318	2,159,715
Repayments	(2,650,000)	(4,356,927)	(1,878,351)
Ending balance	$943,298	$6,755	$281,364

During the six months ended June 30, 2015, and the years ended December 31, 2014, and December 31, 2013, respectively, a total of $16,161, $11,203 and $8,564 in interest was paid.

NOTE 10. COMMITMENTS AND CONTINGENCIES

On May 18, 2013, the Company entered into a Motor Vehicle Lease Agreement with Lexus Financial Services for the lease of a 2013 Lexus RX350 for a Company employee.  The term of the lease is for a period of 36 months, with payments of $545 due monthly until the scheduled maturity date of May 16, 2016.

On September 12, 2013, the Company entered into a Motor Vehicle Lease Agreement with Bentley Financial Services for the lease of a 2014 Bentley Continental for a Company employee.  The term of the lease is for a period of 48 months, with payments of $3,530 due monthly until the scheduled maturity date of September 12, 2017.

On October 15, 2013 the Company entered into a Motor Vehicle Lease Agreement with Audi Beverly Hills the lease of a 2014 Audi A6 for a Company employee.  The term of the lease is for a period of 36 months, with payments of $558 due monthly until the scheduled maturity date of October 15, 2016.

NOTE 11. COMMON STOCK

The total number of authorized shares of common stock that may be issued by the Company is 25,000 shares, with a par value of $1 per share.  As of June 30, 2015, December 31, 2014, and December 31, 2013, the Company had 100 shares issued and outstanding.

NOTE 12. SUBSEQUENT EVENTS

The Company has evaluated the events and transactions for recognition or disclosure subsequent to June 30, 2015, and has determined that there have been no events that would require disclosure, except:

On August 13, 2015 (the "Closing Date"), the Company and its sole shareholder, Shahla Melamed (the "Seller"), entered into an Agreement to sell 100% of the issued and outstanding shares of the Company's common stock and its assets and inventory to Parallax Health Sciences, Inc. ("Parallax"), a Nevada corporation (the “Purchase Agreement”). Pursuant to the Purchase Agreement, among other things, Parallax issued the Seller a Secured Promissory Note (the "Note") dated August 13, 2015 in the amount of $20,500,000 (the "Acquisition").  The Note bears interest at a rate of 6% per annum, and matures in three (3) years, or August 13, 2018 ("Maturity").  Principal and interest payments on the Note will be made to the Seller on a quarterly basis beginning with the three-month period ending November 30, 2015, in an amount equal to 1) 75% during the first two (2) years; and 2) 60% during year three (3); of certain Company earnings, defined within the Purchase Agreement as EBITDA.  All remaining principal and/or accrued interest, if any, still owing after three (3) years shall be paid in full to the Seller at Maturity.

As a result of the Acquisition, effective August 13, 2015, the Company became a wholly owned subsidiary of Parallax, and a change in control of the Company occurred.

In connection with the Acquisition, on August 13, 2015, the Company and Parallax entered into an Employment Agreement (the "Employment Agreement") with Shahla Melamed.  Under the Employment Agreement, Mrs. Melamed will provide exclusive consulting services to the Company in the areas of public relations and marketing for a term of four (4) years.  The Employment Agreement includes annual compensation in the amount of $360,000 ("Base"), with annual increases of ten percent (10%) of Base, and a bonus plan contingent upon the Company's sales performance.  In addition, the Employment Agreement provides for customary employee benefits.

*     *     *     *     *

(b)	Pro Forma Financial Information.

PARALLAX HEALTH SCIENCES, INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following financial information reflects the unaudited condensed consolidated pro forma balance sheet of Parallax Health Sciences, Inc. ("Parallax") as of June 30, 2015, as if the Merger had occurred on June 30, 2015, the unaudited condensed consolidated pro forma income statement of Parallax for the six months ended June 30, 2015, as if the Merger had occurred on January 1, 2015, and the unaudited condensed consolidated pro forma income statement of Parallax for the year ended December 31, 2014, as if the Merger had occurred on January 1, 2014.

The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes necessary to comply with the requirements of the SEC.  The actual results reported in periods following the transactions may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including differences between the assumptions used to prepare these pro forma financial statements and actual amounts and cost savings from operating efficiencies.  In addition, no adjustments have been made to the unaudited pro forma consolidated income statements for non-recurring items related to the transactions.  As a result, the pro forma financial information does not purport to be indicative of what the financial condition or results of operations would have been had the transactions been completed on the applicable dates of this pro forma financial information.  The pro forma financial statements are based upon the historical financial statements of Parallax and do not purport to project future financial condition and results of operations after giving effect to the transactions. The assets, intangibles and liabilities in the unaudited condensed consolidated pro forma balance sheet have been adjusted to fair market value. The fair value of Parallax’s current assets, property and equipment and liabilities are expected to approximate book value on the date of the acquisition given their estimated remaining life at acquisition and their intended use.

PARALLAX HEALTH SCIENCES INC.
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
As of June 30, 2015

		Parallax					Parallax
		Historical	RoxSan		Pro Forma		Pro Forma Consolidated
		06/30/2015	06/30/2015		Adjustments		06/30/2015
		(unaudited)	(unaudited)
ASSETS
	Current assets	$2,475	$16,796,061		$(15,882,226)	[4]	$916,310
	Property and equipment, net	6,449	128,548				134,997
	Intangible assets, net	17,088	––				17,088
	Goodwill	––	––		19,435,617	[5]	19,435,617
	Other assets	––	22,000				22,000
	TOTAL ASSETS	$26,012	$16,946,609		$3,553,391		$20,526,012

LIABILITIES AND STOCKHOLDERS' DEFICIT

	Current liabilities	$2,002,450	$2,686,615		$(2,686,615)	[4]	$2,002,450
	Long-term liabilities	––			20,500,000	[5]	20,500,000
	Total liabilities	2,002,450	2,686,615		17,813,385		22,502,450

	Stockholders' deficit
	Preferred stock	824 [1]					824
	Common stock	132,026 [2]	100	[3]	(100)	[5]	132,026 [6]
	Additional paid in capital	1,427,848	9,900		(9,900)	[5]	1,427,848
	Subscriptions receivable	(1,338)	––				(1,338)
	Retained earnings	(3,535,798)	14,249,994		(13,195,611)	[4]	(3,535,798)
					(1,054,383)	[5]
	Total stockholders' deficit	(1,976,438)	14,259,994		(14,259,994)		(1,976,438)
	TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$26,012	$16,946,609		$3,553,391		$20,526,012

[1]	10,000,000 shares authorized, $.001 par, 823,691 shares issued and outstanding
[2]	250,000,000 shares authorized , $.001 par, 132,026,053 shares issued and outstanding
[3]	25,000 shares authorized, $1 par, 100 shares issued and outstanding
[4]	Distribution of assets and debt retained by Seller pursuant to Purchase and Sale Agreement dated August 13, 2015
[5]	Record purchase price and goodwill
[6]	Total PRLX shares issued and outstanding, 132,026,053 x par $.001 = $132,026

PARALLAX HEALTH SCIENCES INC.
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
As of and for the six months ended June 30, 2015 **

	Parallax				Parallax
	Historical	RoxSan	Pro Forma		Consolidated Pro Forma
	06/30/2015	06/30/2015	Adjustments		06/30/2015
	(unaudited)	(unaudited)			(unaudited)

Revenue	$––	$17,193,284	$––		$17,193,284
Cost of revenues	––	10,908,273	––		10,908,273

Gross profit	––	6,285,011	––		6,285,011

Sales, marketing, and pharmacy expenses	––	2,228,168	––		2,228,168
General and administrative expenses	148,774	1,244,236	––		1,393,010

Operating loss	(148,774)	2,812,607	––		2,663,833

Other income (expense)	(128,119)	(11,659)	(609,945)	[1]	(749,723)

Net income (loss) before income taxes	(276,893)	2,800,948	(609,945)		1,914,110

Income tax expense	––	(53,346)			(53,346)

Net income (loss)	(276,893)	2,747,602	(609,945)		1,860,764

Net (loss) per common share - basic and diluted	$(0.00)				$0.01

Weighted average common shares outstanding - basic and diluted	131,501,463				131,501,463

[1]	Record additional accrued interest on Note Payable ($20,500,000 x 6% x 181 days = $609,945)

**	As if the transaction took place January 1, 2015

PARALLAX HEALTH SCIENCES INC.
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
As of and for the year ended December 31, 2014 **

	Parallax	RoxSan			Parallax
	Historical	Consolidation	Pro Forma		Consolidated Pro Forma
	12/31/2014	12/31/2014	Adjustments		12/31/2014
		(unaudited)

Revenue	$––	$40,773,649	$		$40,773,649
Cost of revenues	––	18,128,261			18,128,261

Gross profit	––	22,645,388			22,645,388

Sales, marketing, and pharmacy expenses	––	10,187,527			10,187,527
General and administrative expenses	866,646	2,874,711			3,741,357

Operating loss	(866,646)	9,583,150	––		8,716,504

Other income (expense)	(246,551)	(7,470)	(919,973)	[1]	(1,173,994)

Net income (loss) before income taxes	(1,113,197)	9,575,680	(919,973)		7,542,510

Income tax expense	––	(211,016)	––		(211,016)

Net income (loss)	$(1,113,197)	$9,364,664	$(919,973)		$7,331,494

Net (loss) per common share - basic and diluted	$(0.01)				$0.06

Weighted average common shares outstanding - basic and diluted	127,492,922				127,492,922

[1]	Record accrued interest on Note Payable ($20,500,000 x 6% per annum = $919,973)

**	As if the transaction took place January 1, 2014

*     *     *     *     *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Date: May 10, 2016	/s/ J. Michael Redmond
By: J. Michael Redmond
Its: President and Chief Executive Officer